As filed with the Securities and Exchange Commission on June 16, 2008

                                                                                                                                                     Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

_______________________

BOOKS-A-MILLION, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	63-0798460 (I.R.S. Employer Identification No.)

402 Industrial Lane

Birmingham, Alabama 35211

(Address of Principal Executive Offices)

____________________

BOOKS-A-MILLION, INC. 2005 INCENTIVE AWARD PLAN

(Full title of the plan)

____________________

Sandra B. Cochran

President and Chief Executive Officer

Books-A-Million, Inc.

402 Industrial Lane

Birmingham, Alabama 35211

(Name and Address of Agent For Service)

(205) 942-3737

(Telephone number, including area code, of Agent For Service)

____________________

Copies to:

Christopher B. Harmon, Esq.

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North, Suite 2400

Birmingham, Alabama 35203

(205) 254-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

____________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	600,000	$7.90	$4,740,000	$186

(1)

Calculated pursuant to General Instruction E to Form S-8. Represents the number of additional shares of the Company’s Common Stock reserved for issuance pursuant to the Second Amendment to the Books-A-Million, Inc. 2005 Incentive Award Plan, as approved by the Company’s stockholders on May 29, 2008. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), additional shares of the Company’s Common Stock, which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction, are also being registered.

(2)

For purposes of computing the registration fee only. Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share is based upon the average of the high and low trading prices ($7.90) of the Company’s common stock as reported on The NASDAQ Global Select Market on June 10, 2008.

INFORMATION REQUIRED PURSUANT TO

GENERAL INSTRUCTION E TO FORM S-8

STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES

          On June 21, 2005, Books-A-Million, Inc., a Delaware corporation (the “Company”) registered the offer and sale of 300,000 shares of its common stock, par value $0.01 per share (“Common Stock”), to be offered or sold to participants under the Books-A-Million, Inc. 2005 Incentive Award Plan, as amended from time to time (the “Plan”), pursuant to a Registration Statement on Form S-8 (File No. 333-126008). The First Amendment to the Books-A-Million, Inc. 2005 Incentive Award Plan, as approved by the Company’s stockholders on June 8, 2006, amended the Plan to increase the number of shares available for issuance under the Plan by 300,000 shares of Common Stock. On July 12, 2006, the Company registered the offer and sale of those 300,000 additional shares of Common Stock on a Registration Statement on Form S-8 (File No. 333-135719).

The Second Amendment to the Books-A-Million, Inc. 2005 Incentive Award Plan, as approved by the Company’s stockholders on May 29, 2008, amended the Plan to further increase the number of shares available for issuance under the Plan, this time by 600,000 shares of Common Stock. This Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Securities) in order to register the offer and sale of such additional 600,000 shares of Common Stock, which may be offered or sold to participants under the Plan.

The contents of the Registration Statement on Form S-8 (File No. 333-126008), with respect to 300,000 shares of Common Stock, and the contents of the Registration Statement on Form S-8 (File No. 333-135719), with respect to 300,000 shares of Common Stock, are hereby incorporated by reference in this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents filed by Books-A-Million, Inc. with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement on Form S-8:

(a)        Books-A-Million, Inc.’s Annual Report on Form 10-K (File No. 000-20664) for the fiscal year ended February 2, 2008, filed with the Securities and Exchange Commission on April 17, 2008.

(b)        The description of the Company’s Common Stock contained in the Company’s Registration Statement on S-1 (File No. 033-52256), including any amendment or report filed for the purposes of updating such description.

          In addition, all documents subsequently filed by Books-A-Million, Inc. pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding any portion thereof furnished under Item 2.02 or 7.01 of Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

5.1	Opinion of Counsel.
23.1	Consent of Independent Registered Public Accounting Firm – Grant Thornton LLP.
23.3	Consent of Counsel (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages to the Registration Statement).

Item 9. Undertakings.

1.          The undersigned registrant hereby undertakes:

             (a)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

                         (iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (b)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 16, 2008.

                                                                                                             BOOKS-A-MILLION, INC.

                                                                                                             /s/ Sandra B. Cochran

                                                                                                             By: Sandra B. Cochran

                                                                                                             Its: President, Director and Chief Executive Officer

Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Sandra B. Cochran as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registration Statement on Form S-8, including any post-effective amendments, as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Sandra B. Cochran	President, Director and Chief Executive	June 16, 2008
Sandra B. Cochran	Officer
(Principal Executive Officer)
/s/ Douglas G. Markham	Chief Financial Officer	June 16, 2008
Douglas G. Markham	(Principal Financial
and Accounting Officer)
/s/ Clyde B. Anderson	Executive Chairman of the Board	June 5, 2008
Clyde B. Anderson	of Directors
/s/ Terry C. Anderson	Director	June 5, 2008
Terry C. Anderson
/s/ Ronald G. Bruno	Director	June 5, 2008
Ronald G. Bruno
/s/ Albert C. Johnson	Director	June 5, 2008
Albert C. Johnson
/s/ J. Barry Mason	Director	June 5, 2008
J. Barry Mason
/s/ William H. Rogers, Jr.	Director	June 5, 2008
William H. Rogers, Jr.

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

5.1	Opinion of Counsel.
23.1	Consent of Independent Registered Public Accounting Firm – Grant Thornton LLP.
23.3	Consent of Counsel (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages to the Registration Statement).